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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report June 30, 1998
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UNITED FIRE & CASUALTY COMPANY
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(Exact name of registrant as specified in its charter)


        Iowa                       2-39621                   42-0644327
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(State of Incorporation)         (Commission               (IRS Employer
                                 File Number)             Identification No.)


118 Second Avenue, S.E.
Cedar Rapids, Iowa                                       52407
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (319) 399-5700


ITEM 5. OTHER EVENTS

United Fire & Casualty Company, a property and casualty insurer, announces the repurchase on June 29, 1998 of 625,000 shares of its common stock from General Accident Insurance Company of America. The Company currently has 10,691,721 shares of common stock issued and outstanding. The transaction was negotiated privately with General Accident. United Fire paid $42 per share.

The Company financed the repurchase through available cash and liquidation of some of its investment portfolio. United Fire intends to use 25,000 of the shares to fund a contribution to its Employee Stock Ownership Plan. Current plans call for the rest of the shares to be retired.

Management believes that given the current market prices, the Company's shares are attractively valued, and the opportunity to repurchase approximately 5.85% of the Company's outstanding stock at $42 per share is an excellent use of capital.

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Except for historical information within this filing, it contains forward-looking statements pertaining to the Company's current expectations regarding the retirement of some of the repurchased stock and the use of some of the repurchased stock to fund a contribution to the company's Employee Stock Ownership Plan. Actual use of the repurchased stock may materially differ depending upon changes in business conditions and various other factors which involve uncertainty.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       UNITED FIRE & CASUALTY COMPANY
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                                                (Registrant)


Date   June 30, 1998                  By   /s/ Kent G. Baker
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                                          Kent G. Baker
                                          Vice President and
                                          Chief Financial Officer